UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37747

(Commission File Number)

04-3291176

(IRS Employer Identification No.)

437 Madison Avenue
New York, New York 10022
(Address of principal executive offices) (Zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2023, Medallion Financial Corp., a Delaware corporation (the “Company”), entered into several Note Purchase Agreements (the “Note Purchase Agreements”) with certain institutional investors relating to the private placement of its $39.0 million aggregate principal amount of 9.25% Senior Notes due 2028 (the “Notes”). Closing of the issuance and sale of the Notes occurred on September 29, 2023. The private placement of the Notes was exempt from registration under the Securities Act of 1933, as amended.

The Notes mature on September 30, 2028 and bear a fixed interest rate of 9.25% per year. Interest payments on the Notes are payable semiannually on March 30 and September 30 of each year, commencing on March 30, 2024. The Notes are unsecured and unsubordinated obligations of the Company, ranking pari passu in all respects with the Company’s existing and future unsecured and unsubordinated indebtedness.

A portion of the net proceeds from the sale of the Notes were used on September 29, 2023 to repurchase $33.0 million aggregate principal amount of the Company’s existing 8.25% senior notes due 2024 (the “2024 Notes”) at a repurchase price equal to 100.89% of the principal amount. The balance of the proceeds will be used for general corporate purposes, which may include the early repurchase or the repayment at maturity of the remaining $3.0 million principal amount of the 2024 Notes, which mature in March 2024. The Company has offered to repurchase such remaining 2024 Notes at the same purchase price, which offer expires on the close of business of October 20, 2023.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Note Purchase Agreement, including the form of Note attached thereto, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K,which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 8.01.	Other Events.

On October 2, 2023, the Company issued a press release announcing the Note Purchase Agreements and the Notes issued thereunder, along with the use of a portion of the proceeds therefrom to repurchase certain of the outstanding 2024 Notes. The press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

4.1	Form of Note Purchase Agreement, including the form of Note attached thereto.

99.1	Press Release, dated October 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2023

MEDALLION FINANCIAL CORP.

By:	/s/ Anthony N. Cutrone
Name:	Anthony N. Cutrone
Title:	Executive Vice President and Chief Financial Officer